The undersigned, for the purpose of forming a limited liability company under the Florida Limited Liability Company Act, F.S. Chapter 608, hereby make, acknowledge, and file the following Articles of Organization.

                                ARTICLE I - NAME

         The name of the limited liability company shall be PARK PLACE VENTURES, LLC, ("Company"). The principal place of business and mailing address of the Company shall be 13790 NW 4(TM) Street, Suite 113, Sunrise, Florida 33325.

                              ARTICLE II - DURATION

         The Company shall commence its existence on the date these Articles of Organization are filed by the Florida Department of State. The company's existence shall be perpetual, unless the company is earlier dissolved as provided in these Articles of Organization.

                        ARTICLE III - PURPOSES OF POWERS

         The general purpose for which the Company is organized is to transact any lawful business for which a limited liability company may be organized under the laws of the State of Florida . The Company shall have all of the powers granted to a limited liability company under the laws of the State of Florida.

                    ARTICLE IV - REGISTERED OFFICE AND AGENT

          The name and street address of the registered agent of the Company in the State of Florida is LEONARD E. ZEDECK 13790 NW 4(TM) Street, Suite 113, Sunrise, Florida 33325.

                  ARTICLE V - ADDITIONAL CAPITAL CONTRIBUTIONS

          Each member shall make additional capital contributions to the Company only upon the unanimous consent of all of the members.

                       ARTICLE VI -ADDITION OF NEW MEMBERS

         No additional members shall be admitted to the Company except with the unanimous written consent of all of the members of the company and upon such terms and conditions as shall be determined by all of the members. A member may transfer his or her interest in the Company as set froth in the regulations of the Company, but the transferee shall have no right to participate in the management of the business and affairs of the Company or become a member unless all the other members of the Company other than the member proposing to dispose of his or her interest approve of the proposed transfer by unanimous written consent.

                     ARTICLE VII - TERMINATION OF EXISTENCE

         The Company shall be dissolved upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or manager, or upon the occurrence of. any other event that terminates the continued membership of a member in the Company, unless the business of the Company is continued by the consent of all of the remaining members, provided there are at least two remaining members.

                            ARTICLE VIII - MANAGEMENT

         The Company shall be managed by the members in accordance with the regulations adopted by the members for the management of the business and affairs of the Company. These regulations may contain any provisions for the regulation and management of the affairs of the Company not inconsistent with law or these Articles of Organization.


         IN  WITNESS  WHEREOF,   the   undersigned   organizers  have  made  and
 subscribed these Articles of,Organization at Broward County, Florida for the foregoing uses and purposes this 24th day of February, 2004.





                                               /s/ LEONARD E. ZBOECK
                                                   -------------------------
                                                   AUTHORIZED REPRESENTATIVE
                                                   OF A MEMBER

STATE OF FLORIDA
                         ) SS:
COUNTY OF BROWARD



         Before me personally appeared LEONARD E. ZEDECK who executed the foregoing, to me well known to be the authorized representative of PARK PLACE VENTURES, LLC and who subscribed the above Articles of Organization, and he freely and voluntarily acknowledged before me according to the law that they made the same for the uses and purposed mentioned and set forth in it.

         IN WITNESS WHEREOF, I have set my hand and affixed my official seal this 24th day of February, 2004.
-------------------------------------------------



  VERONICA ABREW                               /s/ Veronica Abrew
  MY COMMISSION # DD166640 EXPIRES             Notary Public, State of Florida
  NOVEMBER 19, 2006                            My Commission Expires:
  BONDED THRU TROY FAIN INSURANCE INC.         Commission Number;








--------------------------------------------------------------------------------


[GRAPHIC OMITTED][GRAPHIC OMITTED]
Notary Public, State of Florida My Commission Expires: Commission Number:

                            ACCEPTANCE OF APPOINTMENT

                               OF REGISTERED

                                     AGENT

         The undersigned being the person named in the Articles of Organization of PARK PLACE VENTURES, LLC, as the registered agent of this limited liability company, hereby consents to his appointment as registered agent of the Company.


                                         By: /s/ Leonard E. Zedeck
                                             --------------------
                                                 Leonard E. Zedeck
                                                 REGISTERED AGENT